--------------------------------------------------------------------------------




                          IMPSAT FIBER NETWORKS, INC.,
                                    as Issuer


                                  IMPSAT S.A.,
                                  as Guarantor


                                       and




                              THE BANK OF NEW YORK,
            as Trustee, Registrar, Paying Agent and Conversion Agent

                              --------------------

                  Senior Guaranteed Convertible Notes Indenture

                          Dated as of _________________


                              --------------------


           Series ___ 6% Senior Guaranteed Convertible Notes due 2011




--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE



TIA Sections                                                                            Indenture Sections
------------                                                                            ------------------

Section 310(a)(1).....................................................................................7.10
           (a)(2).....................................................................................7.10
           (b)........................................................................................7.08
Section 313(c).................................................................................7.06; 12.02
Section 314(a).................................................................................4.19; 12.02
           (a)(4)..............................................................................4.18; 12.02
           (c)(1)....................................................................................12.03
           (c)(2)....................................................................................12.03
           (e).......................................................................................12.04
Section 315(b).................................................................................7.05; 12.02
Section 316(a)(1)(A)..................................................................................6.05
           (a)(1)(B)..................................................................................6.04
           (b)........................................................................................6.07
Section 317(a)(1).....................................................................................6.08
           (a)(2).....................................................................................6.09
Section 318(a).......................................................................................12.01
           (c).......................................................................................12.01










Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


RECITALS OF THE COMPANY...........................................................................................1


ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE............................................................1

   SECTION 1.01.        DEFINITIONS...............................................................................1
   SECTION 1.02.        INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT........................................20
   SECTION 1.03.        RULES OF CONSTRUCTION....................................................................21

ARTICLE TWO THE SECURITIES.......................................................................................21

   SECTION 2.01.        FORM AND DATING..........................................................................21
   SECTION 2.02.        RESTRICTIVE LEGENDS......................................................................22
   SECTION 2.03.        EXECUTION, AUTHENTICATION AND DENOMINATIONS..............................................23
   SECTION 2.04.        REGISTRAR, PAYING AND CONVERSION AGENT...................................................24
   SECTION 2.05.        PAYING AGENT TO HOLD MONEY IN TRUST......................................................25
   SECTION 2.06.        TRANSFER AND EXCHANGE....................................................................25
   SECTION 2.07.        BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES..............................................26
   SECTION 2.08.        SPECIAL TRANSFER PROVISIONS APPLICABLE TO RESTRICTED SECURITIES..........................27
   SECTION 2.09.        REPLACEMENT SECURITIES...................................................................28
   SECTION 2.10.        OUTSTANDING SECURITIES...................................................................29
   SECTION 2.11.        TEMPORARY SECURITIES.....................................................................29
   SECTION 2.12.        CANCELLATION.............................................................................30
   SECTION 2.13.        CUSIP, CINS AND ISIN NUMBERS.............................................................30
   SECTION 2.14.        DEFAULTED INTEREST.......................................................................30
   SECTION 2.15.        ISSUANCE OF ADDITIONAL SECURITIES........................................................30

ARTICLE THREE CONVERSION.........................................................................................30

   SECTION 3.01.        CONVERSION PRIVILEGE.....................................................................30
   SECTION 3.02.        CONVERSION PROCEDURE.....................................................................31
   SECTION 3.03.        FRACTIONAL SHARES........................................................................33
   SECTION 3.04.        TAXES ON CONVERSION......................................................................33
   SECTION 3.05.        COMPANY TO PROVIDE STOCK.................................................................33
   SECTION 3.06.        ADJUSTMENT OF CONVERSION PRICE...........................................................33
   SECTION 3.07.        NO ADJUSTMENT............................................................................37
   SECTION 3.08.        ADJUSTMENT FOR TAX PURPOSES..............................................................38
   SECTION 3.09.        NOTICE OF ADJUSTMENT.....................................................................38
   SECTION 3.10.        NOTICE OF CERTAIN TRANSACTIONS...........................................................38
   SECTION 3.11.        EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE, TRANSFER OR CONVEYANCE
                        ON CONVERSION PRIVILEGE..................................................................39
   SECTION 3.12.        TRUSTEE'S DISCLAIMER.....................................................................40

ARTICLE FOUR COVENANTS...........................................................................................40

   SECTION 4.01.        PAYMENT OF SECURITIES....................................................................40
   SECTION 4.02.        MAINTENANCE OF OFFICES OR AGENCIES.......................................................40
   SECTION 4.03.        LIMITATION ON INDEBTEDNESS...............................................................41
   SECTION 4.04.        LIMITATION ON RESTRICTED PAYMENTS........................................................43
   SECTION 4.05.        LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..46
   SECTION 4.06.        LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES..........47
   SECTION 4.07.        LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.........................47
   SECTION 4.08.        LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES..............................48
   SECTION 4.09.        LIMITATION ON LIENS......................................................................49
   SECTION 4.10.        LIMITATION ON SALE-LEASEBACK TRANSACTIONS................................................49
   SECTION 4.11.        LIMITATION ON ASSET SALES................................................................50
   SECTION 4.12.        REPURCHASE OF SECURITIES UPON A CHANGE OF CONTROL........................................50
   SECTION 4.13.        EXISTENCE................................................................................51
   SECTION 4.14.        PAYMENT OF TAXES AND OTHER CLAIMS........................................................51
   SECTION 4.15.        MAINTENANCE OF PROPERTIES AND INSURANCE..................................................51
   SECTION 4.16.        NOTICE OF DEFAULT........................................................................52
   SECTION 4.17.        COMPLIANCE CERTIFICATES..................................................................52
   SECTION 4.18.        COMMISSION REPORTS AND REPORTS TO HOLDERS................................................52
   SECTION 4.19.        WAIVER OF STAY, EXTENSION OR USURY LAWS..................................................53
   SECTION 4.20.        ADDITIONAL AMOUNTS.......................................................................53
   SECTION 4.21.        BOOKS AND RECORDS........................................................................54

ARTICLE FIVE SUCCESSOR CORPORATION; CLAIMED AMOUNTS..............................................................54

   SECTION 5.01.        WHEN COMPANY AND THE GUARANTOR MAY MERGE, ETC............................................54
   SECTION 5.02.        SUCCESSOR SUBSTITUTED....................................................................56
   SECTION 5.03.        DEFINITION OF CLAIMED AMOUNT.............................................................56

ARTICLE SIX DEFAULT AND REMEDIES.................................................................................56

   SECTION 6.01.        EVENTS OF DEFAULT........................................................................56
   SECTION 6.02.        ACCELERATION.............................................................................58
   SECTION 6.03.        OTHER REMEDIES...........................................................................59
   SECTION 6.04.        WAIVER OF PAST DEFAULTS..................................................................59
   SECTION 6.05.        CONTROL BY MAJORITY......................................................................59
   SECTION 6.06.        LIMITATION ON SUITS......................................................................59
   SECTION 6.07.        RIGHTS OF HOLDERS TO RECEIVE PAYMENT.....................................................60
   SECTION 6.08.        COLLECTION SUIT BY TRUSTEE...............................................................60
   SECTION 6.09.        TRUSTEE MAY FILE PROOFS OF CLAIM.........................................................60
   SECTION 6.10.        PRIORITIES...............................................................................61
   SECTION 6.11.        UNDERTAKING FOR COSTS....................................................................61
   SECTION 6.12.        RESTORATION OF RIGHTS AND REMEDIES.......................................................61
   SECTION 6.13.        RIGHTS AND REMEDIES CUMULATIVE...........................................................61
   SECTION 6.14.        DELAY OR OMISSION NOT WAIVER.............................................................62

ARTICLE SEVEN TRUSTEE AND AGENTS.................................................................................62

   SECTION 7.01.        GENERAL..................................................................................62
   SECTION 7.02.        CERTAIN RIGHTS...........................................................................62
   SECTION 7.03.        INDIVIDUAL RIGHTS OF TRUSTEE.............................................................63
   SECTION 7.04.        TRUSTEE'S DISCLAIMER.....................................................................63
   SECTION 7.05.        NOTICE OF DEFAULT........................................................................63
   SECTION 7.06.        REPORTS BY TRUSTEE TO HOLDERS............................................................64
   SECTION 7.07.        COMPENSATION AND INDEMNITY...............................................................64
   SECTION 7.08.        REPLACEMENT OF TRUSTEE...................................................................64
   SECTION 7.09.        SUCCESSOR TRUSTEE BY MERGER, ETC.........................................................65
   SECTION 7.10.        ELIGIBILITY..............................................................................65
   SECTION 7.11.        MONEY HELD IN TRUST......................................................................66
   SECTION 7.12.        WITHHOLDING TAXES........................................................................66
   SECTION 7.13.        BENEFICIAL OWNERSHIP CERTIFICATE.........................................................66

ARTICLE EIGHT DISCHARGE OF INDENTURE.............................................................................66

   SECTION 8.01.        TERMINATION OF COMPANY'S OBLIGATIONS.....................................................66
   SECTION 8.02.        DEFEASANCE AND DISCHARGE OF INDENTURE....................................................67
   SECTION 8.03.        DEFEASANCE OF CERTAIN OBLIGATIONS........................................................69
   SECTION 8.04.        APPLICATION OF TRUST MONEY...............................................................71
   SECTION 8.05.        REPAYMENT TO COMPANY.....................................................................71
   SECTION 8.06.        REINSTATEMENT............................................................................72
   SECTION 8.07.        INSIDERS.................................................................................72

ARTICLE NINE REDEMPTION..........................................................................................72

   SECTION 9.01.        RIGHT OF REDEMPTION......................................................................72
   SECTION 9.02.        NOTICES TO TRUSTEE.......................................................................72
   SECTION 9.03.        SELECTION OF SECURITIES TO BE REDEEMED...................................................72
   SECTION 9.04.        NOTICE OF REDEMPTION.....................................................................73
   SECTION 9.05.        EFFECT OF NOTICE OF REDEMPTION...........................................................74
   SECTION 9.06.        DEPOSIT OF REDEMPTION PRICE..............................................................74
   SECTION 9.07.        PAYMENT OF SECURITIES CALLED FOR REDEMPTION..............................................74
   SECTION 9.08.        SECURITIES REDEEMED IN PART..............................................................74
   SECTION 9.09.        OFFER TO PURCHASE........................................................................74

ARTICLE TEN AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................................................75

   SECTION 10.01.       WITHOUT CONSENT OF HOLDERS...............................................................75
   SECTION 10.02.       WITH CONSENT OF HOLDERS..................................................................75
   SECTION 10.03.       REVOCATION AND EFFECT OF CONSENT.........................................................76
   SECTION 10.04.       NOTATION ON OR EXCHANGE OF SECURITIES....................................................77
   SECTION 10.05.       TRUSTEE TO SIGN AMENDMENTS, ETC..........................................................77
   SECTION 10.06.       CONFORMITY WITH TRUST INDENTURE ACT......................................................77

ARTICLE ELEVEN GUARANTEE OF SECURITIES...........................................................................77

   SECTION 11.01.       SECURITY GUARANTEE.......................................................................77

   SECTION 11.02.       OBLIGATIONS UNCONDITIONAL................................................................79
   SECTION 11.03.       PAYMENTS BY THE GUARANTOR................................................................80
   SECTION 11.04.       NOTICE TO TRUSTEE........................................................................80
   SECTION 11.05.       THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT............................................80
   SECTION 11.06.       NET WORTH LIMITATION.....................................................................80
   SECTION 11.07.       REPRESENTATION AND WARRANTY OF THE GUARANTOR.............................................81
   SECTION 11.08.       EXPENSES.................................................................................81
   SECTION 11.09.       SPECIAL WAIVER...........................................................................81

ARTICLE TWELVE MISCELLANEOUS.....................................................................................81

   SECTION 12.01.       TRUST INDENTURE ACT OF 1939..............................................................81
   SECTION 12.02.       NOTICES..................................................................................82
   SECTION 12.03.       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.......................................83
   SECTION 12.04.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............................................83
   SECTION 12.05.       RULES BY TRUSTEE, PAYING AGENT OR REGISTRAR..............................................83
   SECTION 12.06.       PAYMENT DATE OTHER THAN A BUSINESS DAY...................................................83
   SECTION 12.07.       GOVERNING LAW; CONSENT TO JURISDICTION...................................................84
   SECTION 12.08.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............................................84
   SECTION 12.09.       NO RECOURSE AGAINST OTHERS...............................................................84
   SECTION 12.10.       SUCCESSORS...............................................................................85
   SECTION 12.11.       DUPLICATE ORIGINALS......................................................................85
   SECTION 12.12.       CURRENCY INDEMNITY.......................................................................85
   SECTION 12.13.       CURRENCY TRANSLATIONS....................................................................85
   SECTION 12.14.       TABLE OF CONTENTS, HEADINGS, ETC.........................................................86

EXHIBIT A             Form of Security.................................................................A-1
EXHIBIT B             Form of Certificate of Beneficial Ownership .....................................B-1

                  SENIOR GUARANTEED CONVERTIBLE NOTES INDENTURE

         INDENTURE, dated as of _________________, among IMPSAT FIBER NETWORKS, INC., a Delaware corporation, as issuer (the "Company"), IMPSAT S.A., an Argentine corporation, as guarantor (the "Guarantor"), and THE BANK OF NEW YORK, as trustee, registrar, paying agent and conversion agent (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $67,531,000 aggregate principal amount of the Company's Series __ 6% Senior Guaranteed Convertible Notes due 2011 (the "Securities") issuable as provided herein. All things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done, and the Company and the Guarantor have done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company and the Guarantor as hereinafter provided.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and to govern indentures qualified under the Trust Indenture Act.

                      AND THIS INDENTURE FURTHER WITNESSETH

         The Company, the Guarantor and the Trustee agree as follows for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.     Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to the Company's or any Restricted Subsidiary's equity in such net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary (other than the Guarantor) (A) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; and (B) equal to the portion, if any, thereof that would be required to be withheld for taxes with respect to the payment of dividends or distributions on the Capital Stock of such Restricted Subsidiary during the relevant period if such net income were to be declared and distributed to the shareholders of such Restricted Subsidiary;
(iv) any gains or losses (on an after-tax basis) attributable to Asset Sales or other dispositions not effected in the ordinary course of business; (v) any extraordinary gains and losses (on an after-tax basis); and (vi) any gains and losses from a cumulative change in accounting policy.

         "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliated Holders" means any Holder that is an Affiliate of the Company as of the Closing Date.

         "Agent" means any Registrar, Paying Agent, Conversion Agent, authenticating agent or co-Registrar.

         "Agent Members" has the meaning provided in Section 2.07(a).

         "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Closing Date or
(ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Closing Date.

         "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

         "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) any shares of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article Five; provided that "Asset Sale" shall not include (a) sales or other dispositions of equipment that has become obsolete or no longer useful in the business of the Company or its Restricted Subsidiaries or inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, (c) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $1.0 million in any transaction or series of related transactions, (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, if the consideration received consists solely of property or assets that would constitute property or assets of the kind described in clause (B) of Section 4.11, (e) any long-term assignment of capacity on the Company's telecommunications network in an amount between $1.0 million and $5.0 million pursuant to any transaction or series of related transactions that has been approved by an affirmative vote of the Board of Directors of the Company, (f) any long-term assignment of capacity on the Company's telecommunications network in an amount in excess of $5.0 million pursuant to any transaction or series of related transactions that has been approved by an affirmative vote of at least two-thirds of the Board of Directors of the Company, or (g) issuances and sales of Common Stock of Restricted Subsidiaries in accordance with clauses (i) or (ii) of Section 4.06.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of such Board of Directors duly authorized to act with respect to this Indenture.

         "Board Resolution" means, with respect to any Person, a copy of a resolution, certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than any Permitted Investor or any Existing Securityholder or its Affiliates, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 30% of the total voting power of the Voting Stock of the Company on a fully-diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully-diluted basis, than is held in the aggregate by the Existing Securityholders and their Affiliates on such date; or
(ii) individuals who on the Closing Date constitute the Company's Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or (iii) the Company shall cease to be the beneficial owner of a majority of the Voting Stock of the Guarantor or IMPSAT Comunicacoes Ltda; or (iv) the occurrence of any transaction or event in connection with which all or substantially all the Company's Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which (a) is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices and (b) does not have registration rights applicable thereto on terms no less favorable to the Holder than those contained in the Registration Rights Agreement.

         "Change of Control Redemption Price" has the meaning provided in
Section 4.12.

         "Claimed Amount" has the meaning provided in Section 5.03.

         "Closing Date" means the date on which the Securities are originally issued under this Indenture.

         "Closing Price" with respect to any securities on any date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus (without duplication), to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income, (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets) and any minimum net asset taxes payable by any Restricted Subsidiary in a foreign jurisdiction as a result of generating income before taxes, (iii) depreciation expense, (iv) amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made and other than amortization expense attributable to a prepaid cash item that was paid in a prior period), less all non-cash items increasing Adjusted Consolidated Net Income, and all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary (other than the Guarantor) is not a Wholly-Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

         "Consolidated Fixed Charges" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company and its Restricted Subsidiaries (other than dividends paid in Capital Stock of the Company (excluding Disqualified Stock) and other than dividends paid to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any period, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined in accordance with GAAP, plus (to the extent not included in such aggregate interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries), without duplication, (a) amortization of debt discount and amortization of write-off of deferred financing costs; (b) the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (d) the net costs associated with Interest Rate Agreements; (e) interest paid or accrued (by any Person) on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries); and (f) all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof).

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the quarterly or annual consolidated balance sheet of the Company most recently filed with the Commission or provided to the Trustee pursuant to Section 4.18, less the amount of stockholders' equity attributable to Unrestricted Subsidiaries and treating as a liability all Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Conversion Agent" has the meaning provided in Section 2.04. The Company or any of its Subsidiaries or Affiliates may act as Conversion Agent. The term "Conversion Agent" includes any additional Conversion Agent.

         "Conversion Date" has the meaning provided in Section 3.02.

         "Conversion Price" has the meaning provided in Section 3.01.

         "Conversion Shares" has the meaning provided for in Section 3.06(d).

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date hereof, located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Current Market Price" shall mean the average of the daily Closing Prices per share of the Company's Common Stock for the ten consecutive Business Days immediately prior to the date in question.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event or otherwise is (i) required to be redeemed prior to Final Maturity, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to Final Maturity or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to Final Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to Final Maturity shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions in favor of Holders that are contained in
Section 4.11 and Section 4.12 and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides that such provisions will become operative only after the Company's repurchase of such Securities as are required to be repurchased pursuant to Section 4.11 and
Section 4.12.

         "Distributed Securities" has the meaning provided in Section 3.06(d).

         "Distribution Date" has the meaning provided for in Section 3.06(d).

         "Event of Default" has the meaning provided in Section 6.01.

         "Excess Proceeds" has the meaning provided in Section 4.11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Securityholders" means each holder of Common Stock, or of securities of the Company convertible into or exchangeable for, Common Stock, in each case, representing five percent (5%) or more of the Company's total Common Stock on a fully-diluted basis as of the Effective Date.

         "Expiration Time" has the meaning provided in Section 3.06 (e).

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Final Maturity" means the final maturity of the Securities, which is
_________________.

         "Fixed Charge Coverage Ratio" means, with respect to the Company and its Restricted Subsidiaries, on any Transaction Date, the ratio of Consolidated EBITDA to Consolidated Fixed Charges for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to Asset Sales and other dispositions not effected in the ordinary course of business and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sales and other dispositions not effected in the ordinary course of business) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (B) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period that would have required adjustment under clause (A) had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions had occurred on the first day of such Reference Period; and (C) pro forma effect shall be given to any Incurrence, assumption, guarantee, repayment, repurchase or redemption of any Indebtedness (other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities) or issuance, repurchase or redemption of Preferred Stock by the Company or any of its Restricted Subsidiaries during the Reference Period, as if the same had occurred on the first day of such Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness in effect on the 30 business days preceding the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by any Interest Rate Agreement, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession and the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports to be filed with the Commission, including the opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

         "Global Security" has the meaning provided in Section 2.01.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" has the meaning provided in Section 4.07.

         "Guarantor" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

         "Holder" or "Securityholder" means the then registered holder of any Security.

         "HSR Act" has the meaning provided in Section 3.02.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to the Company and its Restricted Subsidiaries, an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following such drawing), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, all obligations of such Person under any title retention agreement and all conditional sale obligations of such Person, except Trade Payables, (v) all Capitalized Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock, (viii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be (without duplication) the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the original issue price of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Interest Payment Date" means each semiannual interest payment date on ____ 15 and ________ 15 of each year, commencing ____ 15, 200_.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers (other than Unrestricted Subsidiaries of the Company) in the ordinary course of business and accounts payable to suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable or accounts payable, as the case may be, on the balance sheet of the Company or its Restricted Subsidiaries and Trade Payables) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities, other than liabilities to the Company or any of its Restricted Subsidiaries) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities, other than liabilities to the Company or any of its Restricted Subsidiaries) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in the outstanding Investment in such Unrestricted Subsidiary and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

         "Moody's" means Moody's Investor Service, Inc. and its successors.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale of an asset or property not constituting Capital Stock, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) actually incurred related to such Asset Sale, (ii) provisions for all taxes paid or are payable as a result of such Asset Sale, (iii) payments made to repay Indebtedness outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold in such Asset Sale or (B) is required to be paid as a result of such Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale, in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of items of the type referred to in clauses (a)(i) and (ii) above.

         "Nortel Financing Agreements" mean (i) the Amended and Restated Financing Agreement, dated as of _________________, by and among the Guarantor, Nortel Networks Limited, as administrative agent, Deutsche Bank Trust Company Americas, as collateral agent (the "Collateral Agent"); and the several lenders party thereto from time to time, as lenders and (ii) the Amended and Restated Financing Agreement, dated as of _________________, by and among IMPSAT Comunicacoes Ltda., Nortel Networks Limited, as administrative agent, Nortel Networks Limited, as collateral agent, and the several lenders party thereto from time to time, as lenders.

         "Offer to Purchase" means an offer to purchase Securities by the Company from the Holders commenced by the Company's mailing of a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all such Securities validly tendered will be accepted for payment or, in the case of Offers to Purchase pursuant to Section 4.11, accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any such Security not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have such Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1.00 or an integral multiple thereof and (viii) in the case of an Offer to Purchase pursuant to
Section 4.12, the circumstances and relevant facts giving rise to the Change of Control. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1.00 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.

         "Officer" means with respect to any Person, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

         "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company or the Guarantor, as applicable. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Payment Date" has the meaning provided in the definition of "Offer to Purchase."

         "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the Closing Date; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances made in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to employees made in the ordinary course of business in accordance with past practice of the Company or its Restricted Subsidiaries and that do not in the aggregate exceed $1 million at any time outstanding; (v) stock, obligations or securities received in satisfaction of judgments, work-outs or similar arrangements; and
(vi) participations in Indebtedness of any Restricted Subsidiary permitted to be Incurred by clause (x) of the second paragraph of Section 4.03(a).

         "Permitted Investor" means (i) any Person that is in the Telecommunications Business and (A) for its last four consecutive fiscal quarters has generated revenues of at least $1 billion or earnings before interest, income taxes, depreciation and amortization of at least $180 million, or (B) on the date of determination has an equity market capitalization of at least $3 billion, or (ii) any Subsidiary of any such Person.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, contracts (other than for Indebtedness), performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and any bank's unexercised right of setoff with respect to deposits made in the ordinary course of business of the Company or any Restricted Subsidiary; (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially detract from the value of the property so encumbered; (vi) Liens (including extensions and renewals thereof) to finance the acquisition of real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with
Section 4.03, (1) to finance the cost (including the cost (other than the internal costs of the Company or any of its Subsidiaries) of design, development, acquisition, construction, installation, improvement, transportation or integration) of acquiring the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others in the ordinary course of business that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing by a lessor of Uniform Commercial Code financing statements regarding the related lease;
(xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that (A) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired and (B) the Indebtedness secured by such Liens is permitted to be Incurred under clause (viii) of the second paragraph of
Section 4.03(a); (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens securing Indebtedness permitted to be Incurred pursuant to clause (vii) of the second paragraph of Section 4.03(a); and (xix) Liens that secure Indebtedness with an aggregate principal amount not in excess of $5 million at any time outstanding.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Physical Securities" has the meaning provided in Section 2.01.

         "Plan" means the Plan of Reorganization of the Company filed on September 4, 2002 (as amended and supplemented) with the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") in the Company's proceeding under Chapter 11 of the U.S. Bankruptcy Code (Case No. 02-12882
(REG)), which Plan was confirmed by the Bankruptcy Court on December 11, 2002.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

         "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

         "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Purchased Shares" has the meaning set forth in Section 3.06(e).

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Security to be redeemed, the price at which such Security is to be redeemed pursuant to this Indenture.

         "Registered Securities" means Securities that are registered for resale pursuant to an effective a registration statement on an appropriate form under the Securities Act (or any similar rule that may be adopted by the Commission).

         "Registrar" has the meaning provided in Section 2.04.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of _________________, among the Company and the Affiliated Holders.

         "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the ____ 1 or ________ 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, and any trust officer or assistant trust officer employed in the conduct of the Trustee's corporate trust business, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Payments" has the meaning provided in Section 4.04.

         "Restricted Security" a Security authenticated and issued hereunder to an Affiliated Holder, including any Security issued in exchange therefor or in lieu thereof; provided that the term "Restricted Security" shall not include any Securities as to which restrictions have been terminated in accordance with
Section 2.08(c).

         "Restricted Subsidiary" means (i) the Guarantor and (ii) each other Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Restrictive Legend" means the legend initially set forth on the Restricted Securities in the form set forth in Section 2.02(a).

         "Rights" has the meaning provided for in Section 3.06(d).

         "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Registered Securities. For purposes of this Indenture, all Securities and Registered Securities shall vote together as one series of Securities under this Indenture.

         "Securities Act" means the Securities Act of 1933.

         "Security Guarantee" means the full and unconditional Guarantee of the Securities by the Guarantor, as set forth in Article Eleven.

         "Security Register" has the meaning provided in Section 2.04.

         "Series __ Notes" means the Company's Series __ 6% Senior Guaranteed Notes due 2011.

         "Series __ Notes Indenture" means the indenture relating to the Series
__ Notes, as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to such indenture entered into pursuant to the applicable provisions thereof.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined and described in the Registration Rights Agreement.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company for the fiscal year most recently filed pursuant to Section 4.18.

         "S&P" means Standard & Poor's Ratings Services and its successors.

         "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which Voting Stock representing more than 50% of the total voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" has the meaning provided in Section 4.07.

         "Telecommunications Business" means telecommunications services, value added telecommunications services, radio paging, mobile telecommunications, personal telecommunications services, trunking, transport of broadcasting signals, information technology, Internet services and related and ancillary services.

         "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the

Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "AA" by S&P or "Aa" by Moody's, and (vi) certificates of deposit maturing not more than one year after the acquisition thereof by a Restricted Subsidiary and issued by any of the ten largest banks (based on assets as of the last December 31) organized under the laws of the country in which the Restricted Subsidiary that acquires such certificates of deposit is organized, provided that such bank is not under intervention, receivership or any similar arrangement at the time of the acquisition of such certificates of deposit.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and required to be paid within one year.

         "Trading Day" means a day on which the principal national securities exchange or market on which the Company's Common Stock is listed or admitted to trading is open for the transaction of business or, if the Company's Common Stock is not listed or admitted to trading on any national securities exchange or market, any Business Day.

         "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (other than the Guarantor) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company but other than the Guarantor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any

Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04; and (C) if applicable, the Incurrence of Indebtedness would be permitted under this Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding anything herein contained to the contrary, the Guarantor may not be designated as an Unrestricted Subsidiary.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to Final Maturity, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly-Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used herein have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Holder or a Securityholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other TIA terms used herein that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03.     Rules of Construction.  Unless the context otherwise requires:

         (i)      a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (iii)    "or" is not exclusive;

         (iv) words in the singular include the plural, and words in the plural include the singular;

         (v)      provisions apply to successive events and transactions;

         (vi) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                 THE SECURITIES

SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit
A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

         Securities shall be issued in the form of (i) one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (collectively, the "Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, or (ii) permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Physical Securities"); provided that only Restricted Securities shall bear the Restrictive Legend. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02.              Restrictive Legends.

                  (a) Unless and until the transfer restrictions under the Securities Act in respect of a Restricted Security terminate in accordance with
Section 2.08(c), each such Restricted Security, whether issued in the form of a Global Security or Physical Security, shall bear the legend set forth below on the face thereof:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE RULES AND REGULATIONS THEREUNDER OR AN EXEMPTION THEREFROM AND FROM ANY APPLICABLE STATE SECURITIES LAWS.

                  (b) Each Global Security, whether or not a Restricted Security, shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY OR NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH

SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.08 OF THE INDENTURE.

SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Securities in the aggregate principal amount specified in such Company Order; provided that the Trustee shall receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. The Opinion of Counsel shall be to the effect that:

                  (a) the form and terms of such Securities have been established by or pursuant to a Board Resolution of the Company or, if applicable, an indenture supplemental hereto in conformity with the provisions of this Indenture;

                  (b) such supplemental indenture, if any, when executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor;

                  (c) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company and the Guarantor in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

                  (d) each of the Company and the Guarantor has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, the jurisdiction of its incorporation.

                  (e) Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Securities pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

         The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1.00 in principal amount and any integral multiple of $1.00 in excess thereof.

SECTION 2.04. Registrar, Paying and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent"), an office or agency where Securities may be presented for conversion (the "Conversion Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer, exchange or conversion (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and Conversion Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and Conversion Agent and/or agent for service of notices and demands for so long as such failure shall continue and shall be entitled to compensation therefor pursuant to Section 7.07. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Conversion Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.

         The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent, authenticating agent and agent for service of notice and demands. If, at any time, the

Trustee is not the Registrar, the Registrar shall make available to the Trustee before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. New York City time on each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Trustee money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and that such Paying Agent shall promptly notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section 2.05. The Trustee shall arrange with all Paying Agents for the payment, from funds furnished by the Company to the Trustee pursuant to this Indenture, of principal and interest on the Securities and of the compensation of the Paying Agents for their services as such from funds furnished by the Company to the Trustee.

SECTION 2.06. Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or the Trustee shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Guarantor, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of or beneficial owner of an interest in a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to
Section 2.11, 4.11, 4.12, 9.08 or 10.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 9.03 or Section 9.08 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.07.              Book-Entry Provisions for Global Securities.

                  (a) The Global Securities initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) as applicable, bear legends as set forth in Section 2.02; provided, however, that Global Securities bearing the legend required under Section 2.02(a) hereof shall be certificated and held separately from Global Securities not containing such legend.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

                  (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

                  (c)      In connection with any transfer pursuant to paragraph
(b) of this Section 2.07 of a portion of the beneficial interests in a Global Security to beneficial owners who are required to hold Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security delivered to an Affiliated Holder in exchange for an interest in the Global Security pursuant to paragraph
(b) or (c) of this Section 2.07 shall, except as otherwise provided by paragraph
(a) or (c) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Physical Security set forth in Section 2.02.

                  (f) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.08. Special Transfer Provisions Applicable to Restricted Securities. Unless and until a Restricted Security ceases to be a Restricted Security as provided under Section 2.08(c), transfers of such Restricted Security shall only be permitted as specified below:

                  (a) Restrictive Legend. Upon the transfer, exchange or replacement of Securities not bearing the Restrictive Legend, the Registrar shall deliver Securities that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Restricted Securities, the Registrar shall deliver only Securities that bear the Restrictive Legend unless (i) the Restrictive Legend is no longer required by Section 2.02, (ii) such restrictions on transfer shall be terminated in accordance with paragraph (c) of this Section
2.08 or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (b) General. By its acceptance of any Restricted Security, each Holder of, or beneficial owner of an interest in, such Restricted Security acknowledges the restrictions on transfer of such Restricted Security set forth in this Indenture and in the Restrictive Legend and agrees that it will transfer such Restricted Security only as provided in this Indenture. The

Registrar shall not register a transfer of any Restricted Security unless such transfer complies with the restrictions on transfer of such Restricted Security set forth in this Indenture. In connection with any transfer of Restricted Securities, each such Holder or beneficial owner agrees by its acceptance of Restricted Securities to furnish to the Registrar and the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

                  (c) Termination of Restrictions on Transfer. The restrictions imposed by this Section 2.08 and Section 2.02 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective Registration Statement or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or is eligible to be transferred pursuant to paragraph (k) of Rule 144, and thereupon the Company shall deliver to the Trustee an Officer's Certificate to such effect. Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legends required by Section 2.02. The Company shall inform the Trustee in writing of the effective date of any Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Registration Statement. As used in the preceding two paragraphs of this Section 2.08, the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

                  (d) Securities Law Compliance. Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

                  (e) Record Retention. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the

Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay the principal of, premium, if any, and interest accrued on such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

         If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay the principal of, premium, if any, and interest accrued on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

         A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that the Trustee knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder that the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

SECTION 2.13. CUSIP, CINS and ISIN Numbers. The Company in issuing the Securities may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption, conversion or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; provided further, that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption, conversion or exchange shall not effect the validity or sufficiency of such notice.

SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.15. Issuance of Additional Securities. The Company may not issue additional Securities under this Indenture.

                                 ARTICLE THREE
                                   CONVERSION

SECTION 3.01. Conversion Privilege. Subject to the further provisions of this Section 3.01, a Holder of a Security may convert such Security at any time after the date hereof (but if such Security is called for redemption pursuant to Article Nine, then only to and including but not after the close of business on the fifth Business Day preceding the Redemption Date, provided that no default by the Company in the payment of the Redemption Price shall have occurred and be continuing on the Redemption Date in which case such right of conversion shall be reinstated), at the Conversion Price (as hereinafter defined) then in effect into shares of the Company's Common Stock; provided that, if the Holder of a Security tenders such Security pursuant to an Offer to Purchase made as a result of a Change in Control, such Security may only be converted if such Holder properly withdraws its election to participate in such Offer to Purchase prior to consummation of such Offer to Purchase. The number of shares of the Company's Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. Subject to adjustment or voluntary reduction as provided in this Article 3, the "Conversion Price" shall be calculated as follows:

                                                                                                        Second Anniversary
                                                        Sixth Month         First         18th Month      of the Closing
                                                        Anniversary    Anniversary of    Anniversary         Date and
                                                           of the        the Closing        of the       thereafter until
                                        Closing Date    Closing Date        Date         Closing Date     Final Maturity
  ---------------------------------    --------------  --------------  ---------------  --------------  -------------------
          Conversion Price                 $____           $____            $____           $____              $____

         In the event that the Conversion Date shall be a date between any of the dates specified in the table above (but prior to the second anniversary of the Closing Date), the Conversion Price shall be calculated on the basis of the decrease in the Conversion Price between such dates based a period of 180 days.

         A Holder may convert a portion of a Security equal to $1.00 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         A Holder of Securities is not entitled to any rights of a holder of the Company's Common Stock until such Holder has converted its Securities to the Company's Common Stock, and only to the extent such Securities have been converted into the Company's Common Stock pursuant to this Article 3.

SECTION 3.02. Conversion Procedure. To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) have satisfied any necessary filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in respect of its acquisition of the shares of Common Stock upon such conversion and the waiting period under such HSR Act shall have expired or been terminated without objection to such acquisition, (e) have received any other necessary regulatory consents to its acquisition of the shares of Common Stock upon such conversion and (f) pay any transfer or similar tax if required pursuant to Section 3.04 hereof. The date on which the Holder satisfies all of those requirements is the "Conversion Date." The notice of conversion shall state that the Holder has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of such principal amount, and any accrued and unpaid interest thereon, any and all legal or regulatory requirements for conversion, including compliance with the Securities Act, the Exchange Act and the HSR Act. The Company shall use its reasonable best efforts in cooperating in a timely manner with such Holder to obtain such legal or regulatory approvals to the extent its cooperation is necessary.

         As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of the Company's Common Stock issuable upon the conversion, payment for accrued and unpaid interest on such Security, and cash in lieu of any fractional shares pursuant to Section 3.03.

         The Person in whose name the certificate is registered shall be deemed to be a stockholder of record on and after the Conversion Date, as the case may be; provided that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of the Company's Common Stock upon such conversion as the record holder or holders of such shares of the Company's Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of the Company's Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

         If any Holder surrenders a Security for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, the Company shall pay accrued interest, if any, through the Conversion Date to the Holder of such Security on such Regular Record Date. On conversion of a Security, that portion of accrued original issue discount attributable to the period from the Closing Date to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of shares of the Company's Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted.

         If a Holder converts more than one Security at the same time, the number of shares of the Company's Common Stock issuable upon the conversion shall be based on the aggregate Claimed Amount of Securities converted.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         If the last day on which a Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

SECTION 3.03. Fractional Shares. The Company shall not issue fractional shares of its Common Stock upon conversion of Securities. In lieu thereof, the Company shall pay an amount in cash based upon the Closing Price of its Common Stock on the Business Day immediately prior to the Conversion Date.

SECTION 3.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of its Common Stock upon such conversion. However, the Holder shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the shares of the Company's Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 3.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as it may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of its Common Stock to permit the conversion of all outstanding Securities into shares of such Common Stock.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

         The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the over-the-counter market or such other market on which such Common Stock is then listed or quoted.

SECTION 3.06. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

                  (a) In case the Company shall (i) pay a dividend in shares of Common Stock to the holders of its Common Stock, (ii) make a distribution in shares of Common Stock to the holders of its Common Stock, (iii) subdivide or split its outstanding Common Stock into a larger number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock that it would have owned or been entitled to receive had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective as of the close of business on the record date in the case of a dividend in shares or distribution and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination.

                  (b) In case (i) the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of its Common Stock (or securities convertible into its Common Stock) at a price per share less than the Current Market Price per share of the Company's Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants or (ii) the Company shall sell or issue any Common Stock and the consideration per share of such Common Stock to be paid upon such sale or issuance is less than the Current Market Price per share of such Common Stock or the Company shall sell or issue warrants, rights or other convertible securities to subscribe for or purchase shares of its Common Stock at a price per share less than the Current Market Price per share of such Common Stock on the date of such sale or issuance, the Conversion Price in effect as of the close of business on the record date thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect on the record date by a fraction, the numerator of which shall be the number of shares of the Company's Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of the Company's Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of the Company's Common Stock outstanding on such record date plus the number of additional shares of the Company's Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible securities are issued, and shall become effective as of the close of business on such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of the Company's Common Stock actually issued (or the number of shares of the Company's Common Stock issuable upon conversion of convertible securities actually issued).

                  (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding (x) any regular cash dividend on such Common Stock to the extent that the aggregate cash dividend per share of the Common Stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of the Common Stock of the cash dividend on the Common Stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of the Conversion Price pursuant to this Section 3.06(c) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Prices during the ten Business Days immediately prior to the date of declaration of such dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 3.06(d)), then, in such case, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date of such action by a fraction, the numerator of which shall be the Current Market Price of the Company's Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of the Company's Common Stock and the denominator shall be the Current Market Price of the Company's Common Stock on such record date, such decrease shall be effective immediately prior to the opening of business on the day following the record date of such action; provided that, in the event the portion of the cash so distributed applicable to one share of the Company's Common Stock is equal to or greater than the Current Market Price of such Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Security on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 3.06(c) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 3.06(c) above as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.

                  (d) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3.06(b)) (any of the foregoing hereinafter referred to as the "Distributed Securities"), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect as of the close of business on the record date for such distribution by a fraction, the numerator of which shall be the Current Market Price of the Company's Common Stock on the record date mentioned below less the fair market value on such record date of the portion of the Distributed Securities applicable to one share of the Company's Common Stock (determined on the basis of the number of shares of the Company's Common Stock outstanding on the record date), and the denominator of which shall be the Current Market Price per share of the Company's Common Stock on such record date. Such adjustment shall become effective as of the close of business on the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event (x) that the Company shall distribute rights or warrants (other than those referred to in Section 3.06(b)) pro rata to holders of its Common Stock or (y) the then fair market value of the portion of the Distributable Securities so distributed applicable to one share of the Company's Common Stock is equal to or greater than the Current Market Price of such Common Stock, the Company may, in lieu of making any adjustment pursuant to this
Section 3.06, make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution and shall be entitled to receive upon such conversion, in addition to the shares of the Company's Common Stock issuable upon such conversion (the "Conversion Shares"), the amount of Distributed Securities such Holder would have received had such Holder converted such Security on such record date; provided that, with respect to clause (x), the foregoing provision shall apply only to the extent the Distributed Securities receivable upon conversion for such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

                  (e) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of the Company's Common Stock having a fair market value (as determined by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of such Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price per share of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of the Company's Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day next succeeding the Expiration Time. In the event that the Company or such Subsidiary is obligated to purchase shares of the Company's Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be effect if such tender or exchange offer had not been made.

                  (f) In case a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror's ownership of the Company's Common Stock to more than 30% of the Company's Common Stock outstanding shall expire and such tender or exchange offer shall involve the payment by such Person of consideration per share of the Company's Common Stock having a fair market value (as determined by the Board of Directors of the Company or to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of such Board of Directors or such duly authorized committee thereof, as the case may be) at the Expiration Time that exceeds the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors of the Company is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Purchased Shares and (y) the product of the number of shares of the Company's Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares of the Company's Common Stock pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 3.06(f) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in
Article 5.

                  (g) In any case in which this Section 3.06 shall require that an adjustment be made on a record date established for purposes of this
Section 3.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 3.09) issuing to the Holder of any Security converted after such record date but prior to the issue date, the shares of the Company's Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of the Company's Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or effective date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

SECTION 3.07. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided that any adjustments which by reason of this Section 3.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         No adjustment need be made for a transaction referred to in Section
3.06 if all Holders are entitled to participate in the transaction on a basis and with notice to the same extent as holders of the Company's Common Stock participate in the transaction. The Company shall give notice to the Trustee of any such determination.

         No adjustment need be made for rights to purchase the Company's Common Stock or issuances of Company's Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

         No adjustment need be made for a change in the par value or a change to no par value of the Company's Common Stock.

         To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 3.08. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 3.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or Securities or distributions of Securities convertible into or exchangeable for Capital Stock hereafter made by the Company to its stockholders shall not be taxable, provided that such reduction does not have an adverse effect for tax purposes, or otherwise, on holders of the Securities.

SECTION 3.09. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment, the manner of computing it and the new Conversion Price.

SECTION 3.10.              Notice of Certain Transactions.  In the event that:

                  (a) the Company takes any action that would require an adjustment in the Conversion Price,

                  (b) the Company takes any action that would require a supplemental indenture pursuant to Section 3.11 or consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction, or

                  (c)      there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this
Section 3.10.

SECTION 3.11. Effect of Reclassification, Consolidation, Merger or Sale, Transfer or Conveyance on Conversion Privilege. If any of the following shall occur, namely:

                  (a) any reclassification or change of shares of the Company's Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 3.06);

                  (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Company's Common Stock; or

                  (c) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any Person,

then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of the Company's Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 3. If, in the case of any such consolidation, merger, sale, transfer or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of the Company's Common Stock include shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or conveyance, then such amendment to this Indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this
Section 3.11 shall similarly apply to successive consolidations, mergers, sales, transfer or conveyances.

         In the event the Company shall execute an amendment to this Indenture pursuant to this Section 3.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other Securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale, transfer or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and (y) an Opinion of Counsel that all conditions precedent have been complied with.

SECTION 3.12. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 3 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate, including the Officers' Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 3.09. The Trustee makes no representation as to the validity or value of any Securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 3.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 3.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto that the Company is obligated to file with the Trustee pursuant to Section 3.11.

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Securities.

         The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

SECTION 4.02. Maintenance of Offices or Agencies. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar or any Affiliate of any of them) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.04.

SECTION 4.03.              Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities and Indebtedness existing on the Closing Date); provided that, if no Event of Default shall have occurred and be continuing at the time of or as a consequence of the Incurrence of any such Indebtedness, the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be at least 2.0 to 1.0.

         Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness in an aggregate principal amount not to exceed $150 million, or in the event that the Company or any Restricted Subsidiary incurs any Indebtedness permitted under clause (vii) of this paragraph, the difference between $150 million less the amount of any such Indebtedness incurred pursuant to said clause (vii); provided that in the event that any Restricted Subsidiary (other than the Guarantor) Incurs any Indebtedness pursuant to this clause (i) in excess of $25 million in the aggregate at any time outstanding and the proceeds of such Indebtedness are not used for capital expenditures, then any such Restricted Subsidiary shall, as a condition precedent to incurring such Indebtedness, execute and deliver a supplemental indenture to this Indenture providing for a Guarantee of payment of the Securities by such Person; and provided further that no more than 25% of the Indebtedness Incurred under this clause (i) may be used for purposes other than capital expenditures; (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (ii),
(vi), (vii) or (x) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Securities, the Security Guarantee or

Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or the Security Guarantee shall only be permitted under this clause (iii) if (A) in case the Securities or the Security Guarantee are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or the Security Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or Security Guarantee, as the case may be,
(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or the Security Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Security Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Security Guarantee, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or the Guarantor be refinanced by means of any Indebtedness of any Restricted Subsidiary other than the Guarantor pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Securities and Series
__ Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities (as described below under Article Eight) and the Series __ Notes (as provided in Article Eight of the Series __ Notes Indenture); (vi) Guarantees of the Securities and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;
(vii) Indebtedness outstanding at any time in the aggregate principal amount not to exceed $50 million from official, regional and multilateral development agencies; (viii) Acquired Indebtedness (I) to the extent Incurred in connection with an Asset Acquisition in which the consideration paid by the

Company or any of its Restricted Subsidiaries consists solely of Capital Stock (other than Disqualified Stock) of the Company, without any limitations as to amount or (II) to the extent Incurred in connection with an Asset Acquisition in which the consideration paid by the Company or any of its Restricted Subsidiaries consists of cash or other property, so long as the aggregate amount of such consideration paid by the Company or any of its Restricted Subsidiaries does not exceed $15 million; (ix) Series __ Notes issued (1) pursuant to the Plan or (2) to holders of Indebtedness existing as of the Closing Date in respect of which such holders did not vote affirmatively to accept the Plan so long as the amount of Series __ Notes issued to any such holder does not exceed the amount of such Indebtedness that such holder would have been entitled to receive had it voted affirmatively to accept the Plan; (x) Indebtedness of any Restricted Subsidiary, to the extent that the Company is the beneficial owner of such Indebtedness and such Indebtedness is evidenced by a promissory note or participation certificate issued to the Company by the record holder of such indebtedness; and (xi) Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (x) above) in an aggregate principal amount outstanding at any time not to exceed $100 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11; provided that
(i) such Indebtedness is expressly made subordinate in right of payment to the Securities, the terms of such subordinated Indebtedness expressly provide that
(A) the holders of such Indebtedness shall not be entitled to receive any payments during such time as a Default or Event of Default has occurred and is continuing under the Securities or accelerate such Indebtedness until such time as a declaration of acceleration of the Securities has occurred pursuant to
Section 6.01 hereof and (B) in the event that a declaration of acceleration of the Securities has been rescinded and annulled pursuant to Section 6.02 hereof, the event giving rise to the acceleration of such Indebtedness incurred pursuant to this clause (xi) shall be deemed cured and such acceleration shall be deemed rescinded and annulled without any further action, and (ii) such Indebtedness does not mature prior to Final Maturity.

                  (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

                  (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary (including the Guarantor) to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries; provided that such payments made to Persons other than the Company or a Restricted Subsidiary shall be included in calculating whether the conditions of clause (C) of this first paragraph of Section 4.04 have been met),
(ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or the Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or any of its Wholly-Owned Restricted Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities or of the Guarantor that is subordinated to the Security Guarantee or
(iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing after the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any convertible indebtedness, Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to Final Maturity), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph under Section 4.03, plus (3) an amount equal to the net reduction in Investments made pursuant to this first paragraph of this Section 4.04 in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made and treated as Restricted Payments by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

         The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or any Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the Net Cash Proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of the amounts under clause (2) of the previous paragraph; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company that is subordinated in right of payment to the Securities in exchange for, or out of the Net Cash Proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided, however, that the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of the amounts under clause (2) of the previous paragraph; (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article Five; (vi) Investments in Unrestricted Subsidiaries not to exceed, at any one time outstanding, $5 million; or (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company or with the Net Cash Proceeds of such Capital Stock; provided that such proceeds are so applied within 90 days of receipt thereof; provided that the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of the amounts under clause (2) of the previous paragraph; (viii) the payment of cash to (A) the holders of warrants issued pursuant to the Plan upon exercise of such warrants and (B) the holders of Securities or the Series __ Notes upon conversion of the Securities or the Series __ Notes, in each case in lieu of fractional shares of the Company's Common Stock and (ix) other Restricted Payments in an aggregate amount not to exceed $10 million; provided that, except in the case of clause (i), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. The value of any Restricted Payment made other than in cash shall be the fair market value thereof. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment).

         Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any capital contribution or any issuance of Capital

Stock referred to in clauses (iv) and (vii), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this
Section 4.04 have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pari passu with the Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section
4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness. For purposes of determining compliance with this Section 4.04, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (i) through (x) of the preceding paragraph, the Company, in its sole discretion, shall classify such Restricted Payment and only be required to include the amount and type of such Restricted Payment in one of such clauses.

SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (other than the Guarantor) to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date (including the Nortel Financing Agreements) or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary during the period between the execution of such agreement and the closing thereunder; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined in good faith by the Board of Directors) and (C) the Board of Directors determines that any such encumbrance or restriction will not adversely affect the Company's financial ability to make principal or interest payments on the Securities when due. Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from
(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure, in a manner permitted by this Indenture, Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; (iv) the sale of Common Stock of Restricted Subsidiaries that is not Disqualified Stock, if the proceeds of such issuance or sale are applied in accordance with clause (A) or (B) of the first paragraph of Section 4.11 or
(v) the transfer of up to 3% of the Common Stock of ConeXia S.A. to employees of ConeXia S.A. in connection with such employment.

SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company or the Guarantor ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture (x) for a Guarantee (a "Subsidiary Guarantee") on the terms contained in Article Eleven of this Indenture, mutatis mutandis, of payment of the Securities by such Restricted Subsidiary and (y) that, upon such execution and delivery, such Restricted Subsidiary shall, with respect to such Subsidiary Guarantee, be subject to all of the obligations of, and deemed to be for all purposes, a Guarantor under this Indenture (and such Subsidiary Guarantee shall be deemed to be a Security Guarantee for all purposes under this Indenture) with the same effect as if such Restricted Subsidiary had been named as a Guarantor in this Indenture, (ii) such supplemental indenture is accompanied by an opinion of counsel to the effect that the supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary, is enforceable against such Restricted Subsidiary (subject to customary exceptions) and is in compliance in all material respects with the terms of this Indenture and (iii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that is permitted as Acquired Indebtedness under Section 4.03 of this Indenture and existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Securities or the Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Security Guarantee or (B) subordinated to the Securities or the Security Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Security Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities or the Security Guarantee, as the case may be.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless (A) the transaction is upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate; and (b) the Company delivers to the Trustee (1) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such transaction complies with this covenant and that such transaction has been approved by a majority of the disinterested members of the Board of Directors; and (2) with respect to any such transaction or series of related transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the Company or such Subsidiary of the financial terms of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The foregoing limitation does not limit, and shall not apply to (i) any transaction solely between the Company and any of its Wholly-Owned Restricted Subsidiaries or solely between Wholly-Owned Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; or (iv) any Restricted Payments not prohibited by Section 4.04.

SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

         The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders and the holders of the Series __ Notes on a pro rata basis between the Securities and the Series __ Notes; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness permitted to be Incurred under clause
(iii) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Permitted Liens.

SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties that the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred, unless:

         (1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction permitted under the caption "Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "Limitation on Liens;"

        (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee), of the property that is the subject of that sale and leaseback transaction; and

         (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "Limitation on Asset Sales."

         The foregoing restriction does not apply to any sale-leaseback transaction if the transaction is solely between the Company and any Wholly-Owned Restricted Subsidiary or solely between Wholly-Owned Restricted Subsidiaries.

SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 85% of the consideration received consists of cash or Temporary Cash Investments. Within 365 days after the receipt of any Net Cash Proceeds from any Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to (i) (A) apply an amount equal to the Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, the Guarantor or of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 365-day period referred to in clause (i)) the Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.11. The amount of the Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the Claimed Amount (in effect as of the Payment Date) of the Securities, plus accrued interest (if any) to the Payment Date.

SECTION 4.12. Repurchase of Securities upon a Change of Control. Unless waived in writing by Holders of two-thirds in principal amount of the Securities then outstanding, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101% of the Claimed Amount of the Securities on the relevant Payment Date (the "Change of Control Redemption Price"), plus accrued interest (if any) to the Payment Date. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Securities. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this Section 4.12.

SECTION 4.13. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than itself and each Guarantor), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14. Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

SECTION 4.15. Maintenance of Properties and Insurance. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
4.15 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing on any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

         The Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

SECTION 4.16. Notice of Default. In the event that the Company or any Restricted Subsidiary becomes aware of any Default or Event of Default, the Company or the Guarantor promptly after it becomes aware thereof, shall give written notice thereof to the Trustee.

SECTION 4.17. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and the Company's and the Restricted Subsidiaries' performance under this Indenture and that, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any such officer knows of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

         (b) The Company shall deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section
4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         (c) Within 90 days of the end of each of the Company's fiscal years, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

SECTION 4.18. Commission Reports and Reports to Holders. Whether or not the Company is required to file reports with the Commission, if any Securities are outstanding, the

Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto, unless the Company shall be unable to effect such filing or the Commission shall refuse to accept such filing. The Company shall supply the Trustee and each Holder of Securities or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information, whether or not the Company shall be unable to effect such filing or the Commission refuses to accept such filing.

SECTION 4.19. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as if no such law had been enacted.

SECTION 4.20. Additional Amounts. Any payments made by the Guarantor under or with respect to the Securities pursuant to the Security Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of the Republic of Argentina or of any subdivision, province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Security Guarantee, the Guarantor will, on or prior to the due date for the payment thereof, pay any such Taxes to the appropriate governmental authority, and will pay such additional amounts ("Additional Amounts") as may be necessary, so that the net amount received by each Holder of Securities (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) who is liable for taxes or duties in respect of such Security by reason of its having some connection with Argentina other than the mere holding of such Security or the receipt of principal or interest in respect thereof; (ii) in respect of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; or (iii) in respect of any tax, assessment or other governmental charge which would not have been imposed but for any failure to comply with certification, information or other report requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of Argentina or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge. The Guarantor will, upon written request of any Holder (other than an Excluded Holder), reimburse such Holder for the amount of
(i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause
(i), but excluding any such Taxes on such Holder's net income so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Guarantor will deliver to the relevant Trustee and Paying Agents an Officers' Certificate stating the amount of Taxes required to be deducted or withheld and certifying that the Guarantor shall make such deduction or withholding and pay such Taxes and stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Trustee and each Paying Agent shall be fully protected in relying upon any Officers' Certificates furnished pursuant to this paragraph or upon the failure of the Guarantor to furnish any such Officers' Certificate. Whenever either in this Indenture or in the Securities there is mentioned, in any context, the payment of principal (or premium, if any), Redemption Price, interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 4.21. Books and Records. The Company shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all applicable laws shall be made of all dealings and transactions in relation to its businesses and activities.

                                  ARTICLE FIVE
                     SUCCESSOR CORPORATION; CLAIMED AMOUNTS

SECTION 5.01. When Company and the Guarantor May Merge, Etc. Each of the Company and the Guarantor shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Restricted Subsidiary with a positive net worth (after giving effect to such consolidation or merger); provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, the Company or the Guarantor, as the case may be) shall be issued or distributed to the stockholders of the Company or the Guarantor, as the case may be) or permit any Person to merge with or into the Company or the Guarantor unless: (i) the Company or the Guarantor shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or that acquired or leased such property and assets of the Company or the Guarantor, as the case may be, shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof (or, in the case of a consolidation, merger or sale, conveyance, transfer, lease or other disposition of all or substantially all of the property or assets of the Guarantor, the country of organization of the Guarantor immediately prior to such consolidation, merger, sale, conveyance transfer or lease) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, on all of the Securities and hereunder; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the Guarantor, as the case may be, or any Person becoming the successor obligor of the Securities shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or the Guarantor, as the case may be, immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor to the Company of the Securities, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all or substantially all of the assets of the Company if immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Securities shall have Consolidated Net Worth in an amount equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and such transaction shall have been approved by the affirmative vote of two-thirds of the Company's Board of Directors; and (v) the Company or the Guarantor, as the case may be, delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company or the Guarantor in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor, as the case may be, herein; provided that the Company or the Guarantor, as the case may be, shall not be released from its obligations to pay the principal of, premium, if any, or interest on the Securities in the case of a lease of all or substantially all of its property and assets.

SECTION 5.03. Definition of Claimed Amount. For purposes of this Indenture, the "Claimed Amount" corresponding to any applicable date shall be the applicable Claimed Amount specified in the following table:

                                                                                                        Second Anniversary
                                                        Sixth Month         First         18th Month      of the Closing
                                                        Anniversary    Anniversary of    Anniversary         Date and
                                                           of the        the Closing        of the       thereafter until
                                        Closing Date    Closing Date        Date         Closing Date     Final Maturity
  ---------------------------------     ------------    ------------   --------------    ------------   ------------------
           Claimed Amount
  (as % of face principal amount of
            the Security)                  88.85%          91.51%          94.26%           97.09%            100.00%

         In the event that a determination of the Claimed Amount is to be made for a day between any of the dates specified in the table above (but prior to the second anniversary of the Closing Date), the Claimed Amount shall be calculated on the basis of the increase in the Claimed Amount between such dates based a period of 180 days.

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default. Any of the following events shall constitute an Event of Default:

         (a) default in the payment of principal of (or premium, if any, on) any Security, including the Change of Control Redemption Price, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

         (b) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

         (c) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture, the Registration Rights Agreement or under the Securities and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

         (d) there occurs with respect to any issue or issues of Indebtedness of the Company, the Guarantor or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided that any such event of default or failure to make a payment, in each case, with respect to any Indebtedness existing as of the Closing Date in respect of which the holders thereof did not vote affirmatively to accept the Plan, shall not be deemed to be an Event of Default;

         (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and either (A) an enforcement proceeding shall have been commenced by a creditor upon such judgment or order or (B) there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that the occurrence of any such actions that relate to or arise out of any Indebtedness existing as of the Closing Date in respect of which the holders thereof did not vote affirmatively to accept the Plan shall not be deemed to be an Event of Default;

         (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; provided that the issuance of any such decree or order with respect to the Guarantor or any Significant Subsidiary (the entry of which was not consented to by the Company, the Guarantor or any Significant Subsidiary) at the request of the holder of any Indebtedness existing as of the Closing Date in respect of which such holder did not vote affirmatively to accept the Plan shall not be deemed to be an Event of Default;

         (g) the Company, the Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; provided that the occurrence of any such event with respect to the Guarantor, in each case between the Closing Date and _______, 2004, shall not be deemed to be an Event of Default;

         (h) the Security Guarantee or any Subsidiary Guarantee by a Restricted Subsidiary shall cease to be, or shall be asserted in writing by the Company, the Guarantor or such Restricted Subsidiary not to be, in full force and effect or enforceable in accordance with its terms.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of (which shall be deemed to equal the then applicable Claimed Amount), premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) of Section 6.01 shall be remedied or cured by the Company, the Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto, and no other Defaults under this Indenture have occurred and are continuing after giving pro forma effect to such remedy, cure or waiver. If an Event of Default specified in clause (f) or (g) of Section
6.01 occurs with respect to the Company, the principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal (which shall be deemed to equal the then applicable Claimed Amount) of and premium, if any, on any Securities that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Securities, (b) all existing Events of Default, other than the non-payment of the principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration have been cured or waived as provided in Section 6.04 and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 10.02, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive all existing Defaults and Events of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or
(b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may, subject to Section 7.02(iv), direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any direction received from Holders of Securities pursuant to this Section 6.05.

SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

              (i) the Holder gives the Trustee written notice of a continuing Event of Default;

              (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

              (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses which may be incurred in compliance with such request;

              (iv) the Trustee does not comply with the request within 60 days after receipt of the written request and the offer of indemnity; and

              (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, or interest on such Security, or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Security, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon redemption, conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

           First: to the Trustee for all amounts due under Section 7.07;

           Second: to the Holders for amounts then due and unpaid for principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (which shall be deemed to equal the then applicable Claimed Amount), premium, if any, and interest, respectively; and

           Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as if no such proceeding had been instituted.

SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                               TRUSTEE AND AGENTS

SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

SECTION 7.02. Certain Rights. Subject to TIA Sections 315(a) through (d):

              (i) the Trustee and each Agent may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and each Agent need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein;

              (ii) before the Trustee or any Agent acts or refrains from acting, it may consult with counsel and require an Officers' Certificate or an Opinion of Counsel or both. The Trustee and each Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate;

              (iii) the Trustee and each Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

              (iv) the Trustee and each Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee and such Agent security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

              (v) the Trustee and each Agent shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's or such Agent's conduct, as applicable, does not constitute bad faith;

              (vi) whenever in the administration of this Indenture the Trustee or any Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee or such Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

              (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantor personally or by agent or attorney; and

              (viii) any request or direction of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or their Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to an officer assigned to administer corporate trust matters of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured or waived; provided that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2003, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

         A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company and the Guarantor, jointly and severally, shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including costs of collection) and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Company and the Guarantor, jointly and severally, shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including, without limitation, the costs and expenses of investigating or defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on, particular Securities.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the

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Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, but only provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee or Agent with the same effect as if the successor Trustee or Agent had been named as the Trustee or Agent herein, provided such corporation shall be otherwise qualified and eligible under this Article.

SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

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

SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by the federal law of the United States or the law of the State of New York or any political subdivision thereof ("U.S. Taxes"). The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future U.S. Taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

SECTION 7.13. Beneficial Ownership Certificate. At the end of the second and fourth quarters of each calendar year, the Trustee shall mail to each Holder a certificate in the form of Exhibit B hereto.

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01. Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company and the Guarantor each may terminate its obligations under the Securities and this Indenture if:

              (i) (1) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation; or

                  (2) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company or the Guarantor irrevocably deposits in trust with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, and

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

(D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;

              (ii) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

              (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i)(1), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (i)(2), the Company's and the Guarantor's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 4.20, 7.07, 7.08, 8.04, 8.05 and
8.06 and Article Eleven shall survive until the Securities are no longer outstanding. Thereafter, only the Company's and the Guarantor's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day or, to the extent applicable under clause (B) below, one year after the date of the deposit referred to in clause (A) of this
Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

         (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities at Final Maturity of such principal or interest; provided that (1) such trustee, if any, shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee, and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

         (B) the Company shall have delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the United States Internal Revenue Service to the same effect unless there has been a change in applicable United States federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the United States Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and (ii) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and
                  (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
                  Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company or the Guarantor under either such statute, and either (I) the trust funds will no longer remain the property of the Company or the Guarantor (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company or the Guarantor (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (c) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Guarantor, the Company or any of its Subsidiaries;

         (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day (or one year) after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default

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

                  under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (D) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (E) the Company has delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Securities over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or such Guarantor or others;

         (F) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

         (G) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(ii)(y) of this Section 8.02, none of the Company's or the Guarantor's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one-year) period with respect to this Section 8.02, the Company's and the Guarantor's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.14, 4.01, 4.02,
4.13. 4.19, 4.20, 7.07, this Article Eight and Article Eleven shall survive unless otherwise terminated or discharged hereunder until the Securities are paid in full. Thereafter, only the Company's obligations in Sections 7.07, 8.04,
8.05 and 8.06 shall survive.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantor's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

SECTION 8.03. Defeasance of Certain Obligations. The Company and the Guarantor may omit to comply with any term, provision or condition set forth in clauses
(iii) and (iv) of Section 5.01 and Sections 4.03 through 4.12, and clause (c) of
Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and clauses
(d), (e) and (h) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

              (i) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities at Final Maturity; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

              (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Guarantor, the Company or any of its Subsidiaries is a party or by which it is bound;

              (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

              (iv) the Company has delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Securities over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or such Guarantor or others;

              (v) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company or the Guarantor under either such statute, and either (1) the trust funds will no longer remain the property of the Company or the Guarantor (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained the property of the Company or the Guarantor (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling

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

to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Guarantor, the Company or any of its Subsidiaries;

              (vi) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit and defeasance will not cause the Securities to be delisted; and

              (vii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.03 have been complied with.

         Notwithstanding any discharge or release of any obligations under this Indenture pursuant to this Section 8.03, the Company's and Guarantor's obligations in Sections 2.04, 2.05, 2.06, 2.09, 7.07, 8.04, 8.05 and 8.06 shall survive until such time as the Securities have been paid in full. Thereafter, the Company's and Guarantor's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.05. Repayment to Company. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Request by the Company any money or U.S. Government Obligations held by it as provided in Section 8.02 or Section 8.03 that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance as set forth in those Sections. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as if no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company or the Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07. Insiders. With respect to the determination of the Persons constituting beneficial owners of Securities and whether any such Person is an "insider" for purposes of Sections 8.02(B)(ii)(y) and 8.03(iv)(E), the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate.

                                  ARTICLE NINE
                                   REDEMPTION

SECTION 9.01. Right of Redemption. At any time prior to ___________, 2006, the Company may redeem up to 35% of the principal amount of the Securities originally issued with the Net Cash Proceeds of one or more Public Equity Offerings at any time or from time to time in part, at a Redemption Price of 100% of the Claimed Amount thereof on the Redemption Date, together with accrued and unpaid interest, if any, thereon; provided that (i) at least 65% of the principal amount of the Securities remain outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days of such issuance. In addition, the Company may not redeem any of the Series __ Notes unless it makes a pro rata redemption of the Securities.

SECTION 9.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 9.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

         The Company shall give each notice provided for in this Section 9.02 in an Officers' Certificate at least ten days before mailing the notice to Holders required pursuant to Section 9.04 (unless a shorter period shall be satisfactory to the Trustee).

SECTION 9.03. Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance

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

with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Security of $1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 or less in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1.00 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

SECTION 9.04. Notice of Redemption. With respect to any redemption of Securities pursuant to Section 9.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) the name and address of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

          (f) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1.00 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

          (g) that, if any Security contains a CUSIP, CINS, ISIN or other identification number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

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

         At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least ten days before it is required to mail the notice to Holders required by this Section 9.04, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

SECTION 9.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Securities held by Holders to whom such notice was properly given.

SECTION 9.06. Deposit of Redemption Price. On or prior to 10:00 A.M. on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

SECTION 9.07. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date that is on or prior to the Redemption Date.

SECTION 9.08. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

SECTION 9.09. Offer to Purchase. Without limiting the obligations of the Company under this Indenture, in the event that the Company shall make any "Offer to Purchase" (as defined in

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the Series __ Notes Indenture) the Series __ Notes, or any portion thereof, the
Company shall also make an Offer to Purchase the Securities on substantially the same terms and conditions.

                                  ARTICLE TEN
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders. The Company and the Guarantor, when authorized by resolutions of their Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (b) to comply with Article Five;

          (c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (e) to make any change that, does not materially and adversely affect the rights of any Holder.

SECTION 10.02. With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company and the Guarantor, when authorized by their Boards of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company or the Guarantor with any provision of this Indenture or the Securities.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

              (i) change the Final Maturity, the Claimed Amount of, or any installment of interest on, any Security;

              (ii) reduce the principal amount of, the Claimed Amount of, or premium, if any, or interest on, any Security, or adversely affect any right of repayment at the option of any Holder of any Security;

              (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;

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

              (iv) impair the right to institute suit for the enforcement of any payment on or after Final Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

              (v) make any change in a Subsidiary Guarantee that materially and adversely affects the rights of any Holder;

              (vi) reduce the above-stated percentage of outstanding Securities the consent of whose Holders is required for any amendment of this Indenture, any supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults and their consequences provided for in this Indenture;

              (vii) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

              (viii) release the Guarantor from the Security Guarantee; or

              (ix) modify any of the provisions of this Section 10.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 10.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding


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

paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

SECTION 10.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver such Security to the Trustee. At the Company's expense the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties or immunities of the Trustee under this Indenture or otherwise. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                 ARTICLE ELEVEN
                             GUARANTEE OF SECURITIES

SECTION 11.01. Security Guarantee. Subject to the provisions of this Article Eleven, the Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether, by acceleration, required repurchase (including by reason of Change of Control), call for redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Company or the Guarantor,

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

whether or not a claim for post filing interest is allowed in such proceeding), and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration, required repurchase (including by reason of Change of Control), call for redemption or otherwise. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever, and covenants that this Security Guarantee will not be discharged as to any such Security except by payment in full of the principal (which shall be deemed to equal the then applicable Claimed Amount) thereof and interest thereon and as provided in
Section 8.01 and Section 8.02 (subject to Section 8.06). The Guarantor hereby also irrevocably waives any right contemplated by Articles 480 (second paragraph), 481 and 482 of the Argentine Commercial Code as well as any rights and powers contemplated by Articles 1990, 1994, 2012, 2015, 2017, 2018, 2020,
2021 (except the right to oppose payment), 2022, 2023, 2024, 2025, 2026, 2028,
2029 (in the same extension as provided in the third paragraph of this Section 11.01), 2043, 2044, 2045, 2046, 2047, 2049 (except in the case of express prior written waiver issued by the Trustee), and 2050 of the Argentine Civil Code, to the extent any such rights of defenses would otherwise become applicable or available to the Guarantor. The obligations of the Guarantor hereunder shall not be affected by any failure or delay of the Trustee to exercise any right or remedy under this Indenture, the Securities or this Security Guarantee. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Article Eleven. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Article Eleven. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Securities under the Security Guarantee provided for in this Article Eleven.

         The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant portion of the Company's assets, and if the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Security Guarantee, to the extent theretofore discharged, shall continue to be effective or be reinstated in full force and effect, as the case may be, all as if such payment has not been made. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Security Guarantee, notwithstanding any

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

stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

         The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of its obligations under this Security Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until such time as the Securities and all of the Company's other obligations being guaranteed hereby shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, and accrued interest on the Securities. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Section 11.01 are knowingly made in contemplation of such benefits.

         The Security Guarantee set forth in this Section 11.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

SECTION 11.02. Obligations Unconditional. This Guarantee is absolute, unconditional and irrevocable irrespective of the genuineness, validity, regularity, legality or enforceability of the Securities or this Indenture or the obligations of the Company hereunder or thereunder, the absence of any action to enforce the same, any merger, consolidation, reorganization, winding-up or dissolution of the Company, any waiver or consent or other action by any Holder of the Securities or by the Trustee with respect to any provisions hereof or thereof, any release or amendment or waiver of any term of any other guarantee of, or consent to departure from any requirement of, any other guarantee of all or any of the Securities, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, the obtaining of any judgment against the Company or any action to enforce the same, the failure of the Company to pay any fees to the Guarantor, or any other circumstances whatsoever which might in any manner or to any extent constitute a legal or equitable discharge or defense available to the Company or to a guarantor or vary the risk of the Guarantor.

         The Guarantee shall be continuing and remain in full force and effect and be binding upon the Guarantor and its successors and inure to the benefit of the Trustee and the Holders,

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

until all obligations of the Company with respect to the Securities have been performed and indefeasiby paid in full, except as otherwise provided in this Article Eleven.

         Subject to Section 11.05, nothing contained in this Article Eleven or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Guarantor and the holders of the Securities, the obligation of the Guarantor, which is absolute, unconditional and irrevocable, upon failure by the Company, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, without the necessity of action by the Trustee or any Holder, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Guarantor, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

         Without limiting the foregoing, nothing contained in this Article Eleven will restrict the right of the Trustee or the Holders of the Securities to take any action to declare the Security Guarantee to be due and payable prior to Final Maturity pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

SECTION 11.03. Payments by the Guarantor. The Guarantor agrees that any payments made by it on the Securities will be paid strictly in accordance with the terms and provisions thereof, regardless of any law, statute, rule, regulation, decree or order, now or hereafter in effect in any jurisdiction, purporting to affect in any manner any of the terms or provisions of the Securities, this Indenture or this Security Guarantee or any of the Guarantor's rights, obligations or remedies with respect thereto as against the Company, the Trustee of the Holders or purporting to cause or permit to be invoked any alteration in the time, amount, manner, place or terms of payment by the Company or the Guarantor under the Securities.

SECTION 11.04. Notice to Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Security Guarantee pursuant to the provisions of this Article Eleven.

SECTION 11.05. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

SECTION 11.06. Net Worth Limitation. Notwithstanding any other provision of this Indenture or the Securities, the Security Guarantee shall not be enforceable against the Guarantor in an amount in excess of the net worth of the Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of the Security Guarantee. Such net worth shall include any claim of the Guarantor against the Company for reimbursement and any claim against any grantor of a Subsidiary Guarantee for contribution.

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

SECTION 11.07. Representation and Warranty of the Guarantor. The Guarantor hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security Guarantee, to constitute the same valid, binding and legal obligation of the Guarantor, enforceable against the Guarantor, its successors and assigns in accordance with its terms, have been done and performed and have happened in compliance with all applicable laws. The Guarantor acknowledges that this Security Guarantee is a guarantee of payment and not of collection. The obligation of the Guarantor under this Security Guarantee shall constitute a direct, general, irrevocable, unsecured and unsubordinated obligations of the Guarantor. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Article Eleven are knowingly made in contemplation of such benefits.

SECTION 11.08. Expenses. The Guarantor agrees to pay or reimburse the Trustee upon its request for all expenses, disbursements, losses, liabilities and advances (including the reasonable compensation and expenses and disbursements of its counsel and of its agents) incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture, including in particular, but without limitation, those incurred in connection with the enforcement of any remedies or rights hereunder.

SECTION 11.09. Special Waiver. To the extent that the Guarantor may be entitled to the benefit of any provision of law requiring the Trustee or any Holder of the Securities, in any suit, action or proceeding brought in a court in Argentina or other jurisdiction arising out of or in connection with any of this Indenture or the Securities, to post security for litigation costs or otherwise post a performance bond or guaranty ("cautio judication solvi" or "excepcion de arraigo"), or to take any similar action, the Guarantor hereby waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

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

SECTION 12.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first class mail addressed as follows:

                  if to the Company:

                           Elvira Rawson de Dellepiane 150
                           8th Floor
                           C1107BCA Buenos Aires, Argentina
                           Attention:  Chief Executive Officer

                  if to the Guarantor:

                           Alferez Pareja 256
                           1107 Buenos Aires, Argentina
                           Attention:  President

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York  10286
                           Attention:  Corporate Trust Administration

         The Company, the Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it. If, by reason of the suspension of publication or general circulation of any newspaper or otherwise, it shall be impracticable to publish notice to the Holders in the manner described herein, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed a sufficient giving of such notice.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with

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

the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor shall furnish to the Trustee:

              (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

SECTION 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (i) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

              (iii) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, or Final Maturity of any Security shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Security, as the case may be,

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

need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, Redemption Date, or at Final Maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, or Final Maturity, as the case may be.

SECTION 12.07. Governing Law; Consent to Jurisdiction. This Indenture and the Securities shall be governed by the laws of the State of New York. Each of the Company and the Guarantor hereby acknowledges and agrees that it has irrevocably designated and appointed the Company's registered agent in the State of Delaware, currently located at Corporation Trust Center, 1209 Orange Street, Wilmington, DE, 19801 (together with any successor, the "Process Agent") as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or relating to this Indenture or the Securities or the transactions contemplated herein or brought under federal or state securities laws that may be instituted in any federal or state court in the State of New York, sitting in the city of New York, and acknowledges that the Process Agent has accepted such designation, (ii) agrees that service of process upon the Process Agent and written notice of such service to the Company or the Guarantor, as the case may be (mailed or delivered to the Chief Executive Officer of the Company at its principal office at Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Argentina), shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such suit, action or proceeding and (iii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Securities shall be outstanding. Each of the Company and the Guarantor hereby agrees to submit to the nonexclusive jurisdiction of any such federal or state court in the State of New York in any such suit, action or proceeding arising out of or relating to this Indenture or the Securities or the transactions contemplated herein and hereby waives to the fullest extent permitted by law any defense to the institution or continuance of any such suit, action or proceeding based upon lack of proper venue, inconvenient forum or similar grounds.

SECTION 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the

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

enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

SECTION 12.10. Successors. All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.12. Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantor under or in connection with the Securities or the Security Guarantee, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or the Guarantor or otherwise) by any Holder of a Security in respect of any sum expressed to be due to it from the Company or the Guarantor shall only constitute a discharge to the Company or the Guarantor to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Security or the Security Guarantee, the Company and the Guarantor shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company and the Guarantor shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's and the Guarantor's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Security and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

SECTION 12.13. Currency Translations. For purposes of determining compliance with this Indenture, the U.S. dollar equivalent of any amounts denominated in a foreign currency shall be calculated using the noon dollar buying rate in New York City for wire transfers of such currency as published by the Federal Reserve Bank of New York on the date of such foreign currency amount is received, incurred or paid. For other financial reporting purposes, currency translations will be performed in accordance with GAAP.

SECTION 12.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                            [signature page follows]

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                      IMPSAT FIBER NETWORKS, INC.

                                      By:
                                           ____________________________________
                                           Name:
                                           Title:

                                      By:
                                           ____________________________________
                                           Name:
                                           Title:


                                      IMPSAT S.A.

                                      By:
                                           ____________________________________
                                          Name:
                                          Title:


                                       THE BANK OF NEW YORK


                                       By:
                                           ____________________________________
                                           Name:
                                           Title:

                                                                      EXHIBIT A
                                 [FACE OF NOTE]

                           IMPSAT FIBER NETWORKS, INC.
            Series __ 6% Senior Guaranteed Convertible Note due 2011

                                                                     [CUSIP    ]
                                                                     [ISIN     ]
No.                                                                 $_________

         IMPSAT FIBER NETWORKS, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to __________, or its registered assigns, the principal sum of ___________ DOLLARS ($_____) on ___________, 2011.

         Interest Payment Dates: ____ 15 and ________ 15, commencing ____ 15, 200_.

         Regular Record Dates: ____ 1 and ________ 1.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          IMPSAT FIBER NETWORKS, INC.

                                          By:
                                             __________________________________
                                             Name:
                                             Title:

                                          By:
                                             __________________________________
                                             Name:
                                             Title:

                (Form of Trustee's Certificate of Authentication)

This is one of the Series __ 6% Senior Guaranteed Convertible Note due 2011 described in the within-mentioned Indenture.

Date:  ______________, 2003               THE BANK OF NEW YORK
                                          as Trustee

                                          By:
                                             __________________________________
                                             Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                           IMPSAT FIBER NETWORKS, INC.

            Series __ 6% Senior Guaranteed Convertible Note due 2011

         1. Principal and Interest. The Company will pay the principal of this Note on ___________, 2011.

            The Company promises to pay interest on the principal amount (which shall be deemed to equal the then applicable Claimed Amount) of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

            Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the ____ 15 or ________ 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing ____ 15, 200_.

            Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ___________, 200_; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by the Notes.

         2. Method of Payment. The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each ____ 15 and ________ 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the ____ 1 and ________ 1 immediately preceding the Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

            The Company will pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by its check payable in such money mailed to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         3. Paying Agent, Conversion Agent and Registrar. Initially, the Trustee will act as authenticating agent, Paying Agent, Conversion Agent and Registrar. The Company may change any authenticating agent, Paying Agent, Conversion Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Conversion Agent, Registrar or co-Registrar.

         4. Indenture; Limitations. The Company issued the Notes under an Indenture dated as of ___________, 2003 (the "Indenture"), between the Company, as issuer, IMPSAT S.A., as guarantor (the "Guarantor"), and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes are general unsecured unsubordinated indebtedness of the Company, will rank pari passu in right of payment with all existing and future unsecured, unsubordinated indebtedness of the Company and will be senior in right of payment to all subordinated indebtedness of the Company.

         5. Conversion of Note by Holder.

        (a) Subject to the provisions of Section 3.01 of the Indenture, a Holder of a Note may convert such Note at any time after the date hereof (but if such Note is called for redemption pursuant to Article Nine of the Indenture, then only to and including but not after the close of business on the fifth Business Day preceding the Redemption Date (as hereinafter defined), provided that no default by the Company in the payment of the Redemption Price (as hereinafter defined) shall have occurred and be continuing on the Redemption Date in which case such right of conversion shall be reinstated), at the Conversion Price (as hereinafter defined) then in effect into the Company's Common Stock. The number of shares of the Company's Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. Subject to adjustment or voluntary reduction as provided in Article 3 of the Indenture, the "Conversion Price" shall be calculated as follows:


                                                                                                        Second Anniversary
                                                        Sixth Month         First         18th Month      of the Closing
                                                        Anniversary    Anniversary of    Anniversary         Date and
                                                           of the        the Closing        of the       thereafter until
                                        Closing Date    Closing Date        Date         Closing Date     Final Maturity
          ----------------              ------------    ------------   --------------    ------------   ------------------
          Conversion Price                 $_____          $_____          $_____           $_____            $_____

            In the event that the Conversion Date shall be a date between any of the dates specified in the table above (but prior to the second anniversary of the Closing Date), the Conversion Price shall be calculated on the basis of the increase in the Conversion Price between such dates based a period of 180 days.

         (b) A Holder of Notes may convert a portion of a Note equal to $1.00 or any integral multiple thereof; provided that provisions of Article 3 of the Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

         (c) A Holder of Notes is not entitled to any rights of a holder of the Company's Common Stock until such Holder has converted its Notes to the Company's Common Stock, and only to the extent such Notes are deemed to have been converted into the Company's Common Stock pursuant to Article 3 of the Indenture.

         (d) In the event that (i) the Company takes any action which would require an adjustment in the Conversion Price; (ii) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and stockholders of the Company must approve the transaction; or (iii) there is a dissolution or liquidation of the Company, the Company shall mail to the Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice before such date to the same extent as such notice is mailed to the stockholders of the Company.

         (e) The Conversion Price shall be adjusted from time to time by the Company as follows:

            (i) In case the Company shall (A) pay a dividend in shares of the Company's Common Stock to the holders of the Company's Common Stock, (B) make a distribution in shares of the Company's Common Stock to the holders of the Company's Common Stock, (C) subdivide or split its outstanding Common Stock into a larger number of shares, or (D) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of the Company's Common Stock which it would have owned or been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective as of the close of business on the record date in the case of a dividend in shares or distribution and shall become effective as of the close of business on the effective date in the case of a subdivision, split or combination.

            (ii) In case (A) the Company shall issue rights or warrants to all or substantially all holders of its the Company's Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of the Company's Common Stock (or securities convertible into the Company's Common Stock) at a price per share less than the Current Market Price per share of the Company's Common Stock (as determined in accordance with subsection (v) of this Section 5(e)) at the record date for the determination of stockholders entitled to receive such rights or warrants or (B) the Company shall sell or issue any of the Company's Common Stock and the consideration per share of the Company's Common Stock to be paid upon such issuance or subscription is less than the Current Market Price per share of the Company's Common Stock or the Company shall sell or issue warrants, rights or other convertible securities to subscribe for or purchase shares of the Company's Common Stock at a price per share less than the Current Market Price per share of the Company's Common Stock (each as determined in accordance with subsection
(v) of this Section 5) on the date of such sale or issuance, the Conversion Price in effect as of the close of business on the record date thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect on the record date by a fraction, the numerator of which shall be the number of shares of the Company's Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of the Company's Common Stock so offered (or the aggregate conversion price of the Notes so offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of the Company's Common Stock outstanding on such record date plus the number of additional shares of the Company's Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights, warrants or convertible securities are issued, and shall become effective as of the close of business on such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of the Company's Common Stock actually issued (or the number of shares of the Company's Common Stock issuable upon conversion of Notes actually issued).

            (iii) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, cash (excluding (x) any regular cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any four fiscal quarters does not exceed the greater of (A) the amount per share of Common Stock of the cash dividend on the Common Stock for the preceding four fiscal quarters to the extent that such dividend for the preceding four fiscal quarters did not require any adjustment of the Conversion Price pursuant to this Section 5(e)(iii) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Prices (as set forth in Section 5(e)(v)) during the ten Business Days immediately prior to the date of declaration of such dividend, (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and (z) any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 5(e)(iv)), then, in such case, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date of such action by a fraction, the numerator of which shall be the Current Market Price of the Company's Common Stock on such record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Company's Common Stock on such record date, such decrease shall be effective immediately prior to the opening of business on the day following the record date of such action; provided that, in the event the portion of the cash so distributed applicable to one share of the Company's Common Stock is equal to or greater than the Current Market Price of such Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted such Security on the record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 5(e)(iii) as a result of a distribution that is a regular dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the regular cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 5(e)(iii) above as a result of a distribution that is not a regular dividend, such adjustment shall be based upon the full amount of the distribution.

            (iv) In case the Company shall distribute to all or substantially all holders of its the Company's Common Stock any shares of capital stock of the Company (other than the Company's Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person), or shall distribute to all holders of its the Company's Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection
(ii) of this Section 5(e)) (any of the foregoing hereinafter referred to as the "Distributed Securities"), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect as of the close of business on the record date for such distribution by a fraction, the numerator of which shall be the Current Market Price of the Company's Common Stock on the record date mentioned below less the fair market value on such record date of the portion of the Distributable Securities applicable to one share of the Company's Common Stock (determined on the basis of the number of shares of the Company's Common Stock outstanding on the record date), and the denominator of which shall be the Current Market Price per share (as determined in accordance with subsection
(vii) of this Section 5(e)) of the Company's Common Stock on such record date. Such adjustment shall become effective as of the close of business on the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that (x) the Company shall distribute rights or warrants (other than those referred to in subsection
(ii) of this Section 5(e)) pro rata to holders of the Company's Common Stock or
(y) the then fair market value of the portion of the Distributable Securities so distributed applicable to one share of the Company's Common Stock is equal to or greater than the Current Market Price of such Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 5(e), make proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution and shall be entitled to receive upon such conversion, in addition to the shares of the Company's Common Stock issuable upon such conversion (the "Conversion Shares"), the amount of Distributed Securities such Holder would have received had such Holder converted each Security on such record date; provided that, with respect to clause (x), the foregoing provision shall apply only to the extent the Distributed Securities receivable upon conversion for such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

            (v) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of the Company's Common Stock having a fair market value (as determined by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of such Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price per share of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of the Company's Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day next succeeding the Expiration Time. In the event that the Company or such Subsidiary is obligated to purchase shares of the Company's Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be effect if such tender or exchange offer had not been made.

            (vi) In case a tender or exchange offer made by a Person other than the Company or any Subsidiary of the Company for an amount that increases the offeror's ownership of the Company's Common Stock to more than 30% of the Company's Common Stock outstanding shall expire and such tender or exchange offer shall involve the payment by such Person of consideration per share of the Company's Common Stock having a fair market value (as determined by the Board of Directors of the Company or to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of such Board of Directors or such duly authorized committee thereof, as the case may be) at the Expiration Time that exceeds the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors of the Company is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Purchased Shares and (y) the product of the number of shares of the Company's Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Company's Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares of the Company's Common Stock pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the

Conversion Price that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5(e) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

            (vii) For purposes of this Section 5(e), the following terms shall have the meaning indicated:

            "Closing Price" with respect to any securities on any date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

            "Current Market Price" shall mean the average of the daily Closing Prices per share of the Company's Common Stock for the ten consecutive Business Days immediately prior to the date in question.

            "fair market value" shall mean the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution..

            (viii) In any case in which this Section 5(e) shall require that an adjustment be made on a record date established for purposes of this Section 5(e), the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 3.09 of the Indenture) issuing to the Holder of any Note converted after such record date but prior to the issue date, the shares of the Company's Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of the Company's Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or effective date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date had not occurred.

            If any of the following shall occur, namely: (A) any reclassification or change of shares of the Company's Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in
Section 4.06 of the Indenture); (B) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Company's Common Stock; or (C) any sale, transfer or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, transfer or conveyance, execute and deliver to the Trustee an amendment to the indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of the Company's Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance.

         6. Repurchase upon Change in Control. Unless waived in writing by Holders of two-thirds in principal amount of the Notes then outstanding, upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Claimed Amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

            A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes will only be issued in denominations of $1.00 principal amount or integral multiples thereof. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

         7. Redemption. At any time prior to ___________, 2006, the Company may redeem up to 35% of the principal amount of the Notes originally issued with the Net Cash Proceeds (other than proceeds from the exercise of the over-allotment option by the underwriters in connection with the Company's initial public offering) of one or more Public Equity Offerings at any time or from time to time in part, at a Redemption Price of 100% of the Claimed Amount thereof on the Redemption Date, together with accrued and unpaid interest, if any, thereon; provided that (i) at least 65% of the principal amount of the Notes remain outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days of such issuance.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; provided that Notes will only be issued in denominations of $1.00 principal amount or integral multiples thereof. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         9. Claimed Amount. The "Claimed Amount" corresponding to any applicable date shall be the applicable Claimed Amount specified in the table below:

                                                                                                          Second
                                                                                                      Anniversary of
                                                     Sixth Month        First         18th Month     the Closing Date
                                                     Anniversary     Anniversary    Anniversary of    and thereafter
                                                        of the          of the        the Closing       until Final
                                    Closing Date     Closing Date    Closing Date        Date            Maturity
 ------------------------------     ------------     ------------    ------------   --------------   ----------------
         Claimed Amount
 (as % of face principal amount                                                                        100.00%, plus
          of the Note)                 88.85%           91.51%          94.26%          97.09%       accrued interest

In the event that a determination of the Claimed Amount is to be made for a day between any of the dates specified in the table above (but prior to the second anniversary of the Closing Date), the Claimed Amount shall be calculated on the basis of the increase in the Claimed Amount between such dates based a period of 180 days.

         10. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations of $1.00 of principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

         11. Persons Deemed Owners. A Holder shall be treated as the owner of a Note for all purposes.

         12. Unclaimed Money. If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. Discharge Prior to Redemption or Maturity. If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, and accrued interest on the Notes (a) to maturity, the Company and the Guarantor will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to Final Maturity, the Company and the Guarantor will be discharged from certain covenants set forth in the Indenture.

         14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

         15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of their capital stock; make investments or make certain other restricted payments; sell assets; issue or sell stock of Restricted Subsidiaries; enter into transactions with stockholders or affiliates; or, with respect to the Guarantor and the Company, consolidate, merge or sell all or substantially all of their assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

         16. Successor Persons. Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

         17. Defaults and Remedies. Any of the following events shall constitute an Event of Default under the Indenture:

             (a) default in the payment of principal (which during the Initial Period shall be deemed to equal the then applicable Claimed Amount) of or premium, if any, on, any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

             (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

             (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

             (d) there occurs with respect to any issue or issues of Indebtedness of the Company, the Guarantor or any Significant Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Final Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; provided that any such event of default or failure to make a payment, in each case, with respect to any Indebtedness existing as of the Closing Date in respect of which the holders thereof did not vote affirmatively to accept the Plan, shall not be deemed to be an Event of Default;

             (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and either (A) an enforcement proceeding shall have been commenced by a creditor upon such judgment or order or (B) there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided that the occurrence of any such actions that relate to or arise out of any Indebtedness existing as of the Closing Date in respect of which the holders thereof did not vote affirmatively to accept the Plan shall not be deemed to be an Event of Default;

             (f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
         (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; provided that the issuance of any such decree or order with respect to the Guarantor or any Significant Subsidiary (the entry of which was not consented to by the Company, the Guarantor or any Significant Subsidiary) at the request of the holder of any Indebtedness existing as of the Closing Date in respect of which such holder did not vote affirmatively to accept the Plan shall not be deemed to be an Event of Default;

             (g) the Company, the Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
         (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; provided that the occurrence of any such event with respect to the Guarantor or any Significant Subsidiary, in each case between the Closing Date and _______, 2004, shall not be deemed to be an Event of Default.

             (h) the Security Guarantee or any Subsidiary Guarantee by a Restricted Subsidiary shall cease to be, or shall be asserted in writing by the Company, the Guarantor or such Restricted Subsidiary not to be, in full force and effect or enforceable in accordance with its terms.

If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal (which shall be deemed to equal the then applicable Claimed Amount), premium, if any, and accrued interest on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the principal (which shall be deemed to equal the then applicable Claimed Amount) of, premium, if any, and accrued interest on the Notes automatically becomes due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

         18. Additional Amounts. Any payments by the Guarantor under or with respect to the Notes may require the payment of Additional Amounts as may become payable under Section 4.20 of the Indenture.

         19. Guarantee. The Company's obligations under the Notes are fully, unconditionally and irrevocably guaranteed by the Guarantor.

         20. Trustee Dealings with Company or the Guarantor. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Guarantor or the Company or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates as if it were not the Trustee.

         21. No Recourse Against Others. No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Company or the Guarantor or of any successor Person shall have any liability for any obligations of the Company or the Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

         22. Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

         23. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, 8th Floor, C1107BCA Buenos Aires, Republic of Argentina, Attention: Chief Executive Officer.

                            [FORM OF TRANSFER NOTICE]


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


_______________________________________________________________________________
Please print or typewrite name and address including zip code of assignee


_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


         [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL SECURITIES ISSUED TO A HOLDER CONSIDERED A "CONTROL PERSON" UNDER SECTION 1145(B)(1) OF THE UNITED STATES BANKRUPTCY CODE OTHER THAN REGISTERED SECURITIES]

         In connection with any transfer of this Note occurring prior to the date of an effective Registration Statement, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.


Date: ____________         ____________________________________________________
                           NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the Box: [ ]

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount): $________________.

Date: ____________


Your Signature:
               ________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ______________________________

                                                                       EXHIBIT B

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP


         This certificate is being provided to IMPSAT Fiber Networks, Inc. (the "Company") pursuant to Section 8 of the Company's Restated Certificate of Incorporation.

         The undersigned hereby certifies that:

             (a) In connection with the plan of reorganization of the Company (the "Plan"), it received Series __ 6% Guaranteed Convertible Notes due 2011 of the Company (the "Notes"); and

             (b) As of [_______](1) the undersigned and its affiliates beneficially owned _______ shares of Common Stock, par value $0.01 (the "Common Stock"), of the Company that were issued upon conversion of Notes received pursuant to the Plan, and $______ in principal amount of Notes received pursuant to the Plan that are beneficially owned by the under-signed and its affiliates.

         For purposes of this certificate, "beneficial ownership" shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and "affiliate" shall be defined as set forth in Rule 144 under the Securities Act of 1933, as amended.











HOLDERS WHO ARE ABLE TO MAKE THE ABOVE CERTIFICATION SHOULD COMPLETE THIS CERTIFICATE AND SEND IT TO THE COMPANY (1) BY MAIL TO IMPSAT FIBER NETWORKS, INC., ELVIRA RAWSON DE DELLEPIANE 150, 8TH FLOOR, C1107BCA, BUENOS AIRES, ARGENTINA, ATTENTION: CHIEF FINANCIAL OFFICER OR (2) BY FACSIMILE TO IMPSAT FIBER NETWORK, INC., FACSIMILE NO. 5411-5170-3518, ATTENTION: CHIEF FINANCIAL OFFICER.

IN ORDER FOR YOU TO HAVE THE ABILITY TO ELECT DIRECTORS OF THE COMPANY, THIS COMPLETED CERTIFICATE MUST BE RECEIVED BY THE COMPANY WITHIN 15 DAYS OF THE DATE SET FORTH IN PARAGRAPH (b).